FOR IMMEDIATE RELEASE

CONTACTS:

Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS SECOND-QUARTER RESULTS

PROVO, Utah — Aug. 6, 2014 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced second-quarter revenue of $650.0 million, a 3 percent decline over the prior-year period. Revenue was negatively impacted 2 percent by foreign currency fluctuations. Earnings per share for the quarter were $0.32, versus $1.22 in the prior-year period and were impacted by (i) a $50 million write-down of Mainland China inventory; and (ii) a $25 million charge due to a transition to the SICAD II exchange rate in Venezuela, which also increased the company's effective tax rate for the quarter to 42.0 percent. Excluding these items, earnings per share would have been $1.13 per share for the second quarter.
"Our business performed in-line with our guidance for the quarter, with the exception of the China LTO, which occurred shortly after resuming our promotional efforts and did not meet our expectations," said Truman Hunt, president and chief executive officer. "We are pleased, however, that we have seen key indicators in China stabilize since we began accepting new sales leader applications in May after a three-month voluntary cessation. Moreover, we recently received a new direct selling license for Wenzhou, China, expanding our direct selling footprint in this important market.

"We will continue to innovate in the dynamic anti-aging product category to drive growth in consumer demand as well as interest in Nu Skin's business opportunity. We are encouraged with our product development pipeline with important new offerings in both skin care and nutrition next year, which we believe will lead to renewed global growth in 2015 and drive enhanced value for our shareholders."

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

The company recently determined to amend its quarterly report on Form 10-Q and restate its consolidated financial statements for the quarter ended March 31, 2014 to include a $21 million charge to Other Income (Expense) to reflect a hyper-inflationary adjustment for Venezuela, and $7 million of income related to a tax rebate for the company's China headquarters. These changes, net of tax, negatively impacted net income for the three-month period ended March 31, 2014 by approximately $9.4 million, but had no effect on cash flow. The company's consolidated statements of income for the six-month period ended June 30, 2014 reflect this correction of first-quarter results.
Regional Results
Greater China. In Greater China, second-quarter revenue declined 12 percent to $229.9 million, compared to $261.2 million in the prior-year period. The region's results were negatively impacted 1 percent by foreign currency fluctuations. The sales leader count in the region declined 14 percent, while the number of actives declined 32 percent compared to the prior year.

North Asia. Second-quarter revenue in North Asia increased 1 percent to $196.0 million, compared to $194.8 million for the same period in 2013. The region's results were positively impacted 4 percent by foreign currency fluctuations. South Korea generated local-currency revenue growth of 12 percent while Japan local-currency revenue declined 18 percent. The number of sales leaders in the region declined 1 percent while the number of actives improved 1 percent.
Americas. Revenue in the Americas improved 8 percent to $89.9 million, compared to $83.4 million in the prior-year period. The region's results were negatively impacted 11 percent by foreign currency fluctuations, primarily driven by Venezuela. The number of sales leaders in the region improved 10 percent and the number of actives improved 7 percent compared to the prior year.
South Asia/Pacific. Revenue in South Asia/Pacific was $81.7 million, a 5 percent decline compared to the prior year. The region's results were negatively impacted 7 percent by foreign currency fluctuations. The region's second-quarter sales leaders and actives both improved 5 percent compared to the same period in 2013.

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

EMEA. Revenue in the EMEA region was $52.6 million, a 14 percent improvement over the prior-year period. The region's results were negatively impacted 1 percent by foreign currency fluctuations. Sales leaders were flat with the prior year while actives decreased 2 percent compared to the prior year.
Operational Performance
The company's operating margin was 8.4 percent for the quarter, compared to 17.1 percent in the second quarter of 2013. Gross margin during the quarter was 76.0 percent, versus 83.4 percent in the prior-year period. Operating and gross margins were negatively impacted due to the China inventory charge. Selling expenses, as a percent of revenue, were 43.6 percent in the second quarter, compared to 44.3 percent in the prior year. General and administrative expenses, as a percent of revenue, were 24.0 percent, compared to 22.1 percent in the prior-year period. Other income (expense) reflected a loss of $21.1 million, compared to a loss of $1.2 million in the prior year, due primarily to the charge related to the company's adoption of the SICAD II exchange rate for Venezuela.
The company's effective income tax rate for the quarter was 42.0 percent, compared to 34.4 percent in the prior-year period due to the Venezuela foreign currency charge. Cash and current investments at the end of the quarter were $233.7 million. Dividend payments during the quarter were $20.4 million.
Outlook
"In the second half of 2013, we generated approximately $560 million of sales volume from the LTO launch of our TR90 weight management system," said Hunt. "This significant sales event combined with the temporary cessation of marketing activities in China in the first half of this year will raise difficult comparisons in the second half of 2014. However, now that some China marketing activities have resumed, we are pleased to be seeing stabilizing trends in China. We believe we have a strong foundation upon which we can continue to build our business," concluded Hunt.

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

"We anticipate that third-quarter revenue will be in the $620 million to $640 million range with earnings per share of $0.90 to $0.95," said Ritch Wood, chief financial officer. "We anticipate our fourth-quarter revenue to be in the $650 million to $675 million range with earnings per share of $1.00 to $1.05."
The Nu Skin management team will host a conference call with the investment community on Aug. 6, 2014, at 11 a.m. (EDT). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Aug. 15, 2014.
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company's scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company. The company's anti-aging products feature the new ageLOC line of products including the ageLOC® TR90™ weight management and body shaping system, ageLOC® R2 nutritional supplement, and ageLOC® Transformation daily skin care system. A global direct selling company, Nu Skin operates in 53 markets worldwide and is traded on the New York Stock Exchange under the symbol 'NUS'. More information is available at http://www.nuskin.com.
Please Note: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, initiatives, strategies and new product development; statements of projections regarding revenue, earnings per share and other financial items; statements of management's expectations and beliefs regarding China and other markets; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

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risk that continuing media and regulatory scrutiny and investigations in China, and any actions taken by the company or by regulators, could cause unanticipated delays or make it more difficult to forecast results for the third and fourth quarter, and could negatively impact the company's revenue, sales force and business in this market, including the interruption of sales activities, loss of licenses, and the imposition of fines, and any other adverse actions or events;

•	risk of unanticipated delays, complications or other difficulties in resuming promotional business activities in China;
•	uncertainty regarding whether our key indicators will in fact stabilize in response to our recent resumption of business promotional activities;
•	risks related to negative publicity regarding recent media allegations and subsequent regulatory investigations and fines;
•
risk that direct selling regulations in China may be modified, interpreted or enforced in a manner that results in negative changes to our business model or the imposition of a range of potential penalties;

•	any failure of current or planned initiatives or products to generate interest among our sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if we over forecast demand for a product or change our planned initiatives or launch strategies;

•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	unpredictable economic conditions and events globally;
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•
any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Second Quarters Ended June 30, 2014 and 2013
(in thousands, except per share amounts)

	2014	2013
Revenue:
Greater China	$229,869	$261,241
North Asia	195,995	194,812
Americas	89,911	83,433
South Asia/Pacific	81,653	85,582
EMEA	52,599	46,260

Total revenue	650,027	671,328

Cost of sales	156,010	111,273

Gross profit	494,017	560,055

Operating expenses:
Selling expenses	283,575	297,170
General and administrative expenses	155,705	148,302
Total operating expenses	439,280	445,472

Operating income	54,737	114,583

Other income (expense), net	(21,119)	(1,187)
Income before provision for income taxes	33,618	113,396
Provision for income taxes	14,111	38,961

Net income	$19,507	$74,435

Net income per share:
Basic	$0.33	$1.27
Diluted	$0.32	$1.22

Weighted average common shares outstanding:
Basic	59,052	58,620
Diluted	61,118	61,121

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Six Month Periods Ended June 30, 2014 and 2013
(in thousands, except per share amounts)

	2014	2013
Revenue:
Greater China	$508,798	$432,063
North Asia	391,456	380,722
Americas	169,820	159,125
South Asia/Pacific	152,847	152,539
EMEA	98,167	88,184

Total revenue	1,321,088	1,212,633

Cost of sales	262,654	201,318

Gross profit	1,058,434	1,011,315

Operating expenses:
Selling expenses	596,676	530,264
General and administrative expenses	305,824	283,809
Total operating expenses	902,500	814,073

Operating income	155,934	197,242

Other income (expense), net	(38,627)	(1,075)
Income before provision for income taxes	117,307	196,167
Provision for income taxes	42,946	67,450

Net income	$74,361	$128,717

Net income per share:
Basic	$1.26	$2.20
Diluted	$1.22	$2.11

Weighted average common shares outstanding:
Basic	58,961	58,487
Diluted	61,177	60,882

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$219,501	$525,153
Current investments	14,227	21,974
Accounts receivable	41,712	68,652
Inventories, net	389,650	339,669
Prepaid expenses and other	180,957	162,886
	846,047	1,118,334

Property and equipment, net	429,332	396,042
Goodwill	112,446	112,446
Other intangible assets, net	79,258	83,168
Other assets	136,531	111,072
Total assets	$1,603,614	$1,821,062

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,836	$82,684
Accrued expenses	383,012	626,284
Current portion of long-term debt	99,828	67,824
	518,676	776,792

Long-term debt	111,621	113,852
Other liabilities	81,559	71,799
Total liabilities	711,856	962,443

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	410,440	397,383
Treasury stock, at cost	(844,615)	(826,904)
Accumulated other comprehensive loss	(42,284)	(46,228)
Retained earnings	1,368,126	1,334,277
	891,758	858,619
Total liabilities and stockholders' equity	$1,603,614	$1,821,062

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

NU SKIN ENTERPRISES, INC. Actives/Sales Leaders Statistics

	As of June 30, 2014		As of June 30, 2013		% Increase (Decrease)
	Actives	Sales Leaders	Actives	Sales Leaders	Actives	Sales Leaders

Greater China	256,000	26,192	376,000	30,455	(31.9%)	(14.0%)
North Asia	393,000	17,186	389,000	17,372	1.0%	(1.1%)
Americas	189,000	7,627	176,000	6,954	7.4%	9.7%
South Asia/Pacific	120,000	7,450	114,000	7,120	5.3%	4.6%
EMEA	121,000	4,468	124,000	4,484	(2.4%)	*

Total	1,079,000	62,923	1,179,000	66,385	(8.5%)	(5.2%)

*Less than 1%

"Actives" are persons who purchased products directly from the company during the previous three months.

"Sales Leaders" are persons who have completed and who maintain specified sales requirements. Sales Leaders include our independent distributors who have completed and who maintain specified sales requirements, and our sales employees and contractual sales promoters in China, who have completed certain qualification requirements.

NU SKIN ENTERPRISES, INC. Reconciliation of Gross Profit as Reported to Gross Profit Excluding Write-down of China Inventory
(in thousands)

	Quarter Ended June 30,
	2014	2013

Revenue as reported	$650,027	$671,328

Cost of sales	156,010	111,273

Gross profit as reported	494,017	560,055

Write-down of China inventory	50,000	─

Gross profit excluding write-down of China inventory	$544,017	$560,055

Gross profit as a percent of revenue excluding write-down of China inventory	83.7%	83.4%

Gross profit as a percent of revenue as reported	76.0%	83.4%

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Nu Skin Enterprises, Inc.
Aug. 6, 2014

NU SKIN ENTERPRISES, INC. Reconciliation of Net Income as Reported to Net Income Excluding Write-down of China Inventory and Venezuela Currency Adjustment to SICAD II
(in thousands, except per share amounts)

	Quarter Ended June 30,
	2014	2013

Net income as reported	$19,507	$74,435

Write-down of China inventory	50,000	─

Venezuela currency adjustment to SICAD II	24,524	─

Less: Tax effect of adjustments	(24,723)	─

Net income excluding tax effected adjustments	$69,308	$74,435

Net income as a percent of revenue excluding adjustments	10.7%	11.1%

Net income as a percent of revenue as reported	3.0%	11.1%

Diluted net income per share excluding adjustments	$1.13	$1.22

Diluted net income per share as reported	$0.32	$1.22